Exhibit 99.1

Media Contact:	Jeff Bergau jeff.bergau@arcadiabio.com +1-312-217-0419

ARCADIA BIOSCIENCES ANNOUNCES THIRD QUARTER 2015

FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS

DAVIS, Calif. (November 5, 2015) – Arcadia Biosciences, Inc. (NASDAQ: RKDA), an agricultural technology company with 50 pipeline products focused on generating higher yields and improving product quality, today released its financial and business results for the third quarter and first nine months of 2015.

The company’s loss from operations of $4.2 million in the third quarter of 2015 was a 29 percent improvement over the loss from operations in the third quarter of 2014 as a result of increased revenues and decreased operating expenses. For the first three quarters of 2015, the operating loss of $11.5 million was a 15 percent improvement compared with the year-to-date loss in 2014, as reduced operating expenses more than offset slightly lower revenues. Operating expenses in the third quarter and first nine months of 2014 included a $1.7 million non-cash inventory reserve for the company’s GLA oil product.

“Our third-quarter and year-to-date results were in line with our expectations,” said Eric Rey, president and CEO of Arcadia. “We continue to see solid performance in our license revenue, and we have made multiple advancements for our later-stage products that have the potential to lead to future milestone payments and, ultimately, to commercialization of our pipeline. At the same time, we’re maintaining a consistent level of funding for R&D and SG&A that is adequate to fund our growth and our needs as a public company while tightly controlling expenses.”

The third quarter also included key regulatory approvals and patent issuances as well as new and expanded partnership agreements, Rey noted. “We are systematically executing on the key steps that will bring our rich pipeline to market. The careful construction of these expanding platforms allows us to support the launch of multiple traits that offer both yield and quality improvements with extensive market reach and significant revenue potential,” he added.

Arcadia Biosciences, Inc.

Financial Snapshot

(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% Favorable/	2015	2014	% Favorable/
			(Unfavorable)			(Unfavorable)
Total Revenues	1,823	1,502	21%	4,068	4,184	(3)%
Total Operating Expenses	6,058	7,445	19%	15,561	17,707	12%
Loss From Operations	(4,235)	(5,943)	29%	(11,493)	(13,523)	15%
Net Loss and Comprehensive Loss	(4,619)	(7,064)	35%	(14,099)	(16,351)	14%
Net Loss Attributable to Common Stockholders	(4,619)	(8,634)	47%	(16,870)	(18,439)	9%

Revenues

In the third quarter of 2015, revenues were $1.8 million as compared with revenues of $1.5 million in the third quarter of 2014, a 21 percent improvement. The quarter-over-quarter growth reflected across-the-board increases.  In the first three quarters of 2015, overall revenues decreased modestly to $4.1 million from $4.2 million in the comparable period in 2014, as increased product and license revenues were offset slightly by lower revenue from contract research and government grants.

Operating Expenses

In the third quarter of 2015, operating expenses were $6.1 million, down from $7.4 million in the third quarter of 2014, a 19 percent improvement. For the first three quarters of 2015, operating expenses were $15.6 million compared with $17.7 million during the same period in 2014, a 12 percent reduction. The comparison of operating expenses for both the quarter and the year-to-date included a $1.7 million non-cash inventory reserve established in the third quarter of 2014 for the company’s GLA oil product.  In the third quarter and the first nine months of 2015, lower research and development (R&D) spending was partially offset by higher selling, general and administrative (SG&A) expenses, costs primarily associated with Arcadia becoming a public company.

Net Loss and Comprehensive Loss

Net loss and comprehensive loss for the third quarter of 2015 was $4.6 million, a 35 percent quarter-to-quarter improvement. Net loss for the first three quarters of 2015 was $14.1 million, a 14 percent improvement from the net loss in the same period in 2014. The net loss for the first nine months of 2015 included the effect of higher interest expense, while the 2014 year-to-date loss included non-cash expenses associated with Arcadia’s Limagrain Cereal Seeds joint venture and adjustments to the value of financing-related derivatives.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the third quarter of 2015 was $4.6 million, or a loss of $0.11 per share, a 47 percent improvement from the loss in the third quarter of 2014. The net loss for the first three quarters of 2015 was $16.9 million, or a loss of $0.72 per share, a 9 percent improvement over the loss in the comparable period in 2014. The net loss attributable to common stockholders included significant non-cash adjustments associated with Series D financing redemption rights and deemed dividends to a warrant holder. The number of shares outstanding used to calculate the per-share losses attributable to common stockholders in 2015 is weighted and reflects the company’s transition from a private to a public company in May.

Business and Technology Update

During the third quarter of 2015, Arcadia announced the achievement of several key business milestones, including:

•

July 2015 – Stress Tolerant Soybean Collaboration with Bioceres and TMG.  Arcadia formed a new collaboration through Verdeca LLC, its joint venture with Bioceres, Inc., to develop new soybean varieties using Verdeca’s HB4 Stress Tolerance trait. These new varieties will allow soybeans to achieve higher yields by adapting to multiple environmental stresses.

•

July 2015 – European Patent for Water Use Efficiency Trait. The European Patent Office issued a key patent for Arcadia’s Water Use Efficiency trait. The patent covers the use of Arcadia’s WUE trait to develop drought resistant and water efficient plants that will help growers produce higher yields per unit of available water.

•

August 2015 – Completion of U.S. Food and Drug Administration (FDA) Early Food Safety Evaluation (EFSE) of HB4 Stress Tolerant Soybeans.  The FDA completed the EFSE process which evaluated the plant protein responsible for Verdeca’s HB4 Stress Tolerance trait. In the EFSE process, the FDA reviewed safety data provided by Verdeca and supported the conclusion that the inadvertent presence of low levels of the HAHB4 protein would not raise food safety concerns. The data provided to the FDA is consistent with international regulatory requirements for genetically modified crops and will be used by Verdeca and its global partners for future regulatory submissions.

•

September 2015 – 30 Percent Yield Increase in Rice with Nitrogen Use Efficiency (NUE) Trait.  Four years of NUE rice field trials demonstrated an average yield increase of 30 percent as reported by Arcadia, the International Center for Tropical Agriculture (CIAT) and the African Agricultural Technology Foundation (AATF). The results are based on independent testing by CIAT at the center’s research fields in Colombia.

•

September 2015 – Collaboration with Bioceres and TMG to Develop Non-GM Agronomic and Product Quality Soybean Traits. A new collaboration agreement was reached between TMG and Verdeca. The collaboration will use Verdeca’s proprietary soybean genetic diversity library and Arcadia’s high-throughput screening platform to develop a portfolio of new non-genetically modified (non-GM) soybean varieties with a number of agronomic and product quality benefits.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, November 5, to discuss third quarter and year-to-date results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:	+1-855-546-9560
International Dial-In:	+1-412-455-6124
Passcode:	60422408

A live webcast of the conference call will be available on the “Investors” section of the Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to components of the company’s long-term financial success; the company’s traits, commercial products, and collaborations; and the company’s ability to manage the regulatory processes for its traits and commercial products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s and its partners’ ability to develop commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and additional information that will be set forth in its Form 10-Q for the quarter ended September 30, 2015. These documents are or will be available on the SEC Filings section of the Investor Relations pages of the company’s website at www.arcadiabio.com. All information provided in this release and in the attachments is as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

About Arcadia Biosciences, Inc.

Based in Davis, Calif., with additional facilities in Seattle, Wash. and Phoenix, Ariz., Arcadia Biosciences (NASDAQ: RKDA) develops agricultural products that create added value for farmers while benefitting the environment and enhancing human health. Arcadia’s agronomic performance traits, including Nitrogen Use Efficiency, Water Use Efficiency, Salinity Tolerance, Heat Tolerance and Herbicide Tolerance, are all aimed at making agricultural production more economically efficient and environmentally sound. Arcadia’s nutrition traits and products are aimed at creating healthier ingredients and whole foods with lower production costs. The company was recently listed in the Global Cleantech 100 and was previously named one of MIT Technology Review’s 50 Smartest Companies. For more information, visit www.arcadiabio.com.

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$62,966	$16,571
Short-term investments	11,290	—
Accounts receivable	685	1,042
Unbilled revenue	431	380
Inventories — current	598	424
Prepaid expenses and other current assets	672	278
Total current assets	76,642	18,695
Property and equipment, net	597	728
Inventories — noncurrent	2,132	2,149
Cost method investment	500	500
Other noncurrent assets	102	2,817
Total assets	$79,973	$24,889
Liabilities, redeemable and convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,976	$3,197
Amounts due to related parties	15	56
Promissory notes — current	—	1,055
Convertible promissory notes	3,639	4,551
Unearned revenue — current	840	830
Derivative liabilities related to convertible promissory notes	2,425	1,580
Total current liabilities	10,895	11,269
Notes payable	19,462	—
Note payable to related party	—	8,000
Promissory notes — noncurrent	—	869
Unearned revenue — noncurrent	2,783	3,636
Other noncurrent liabilities	3,000	3,000
Total liabilities	36,140	26,774
Redeemable convertible preferred stock, no par value—0 and 10,553,770 shares authorized as of September 30, 2015 and December 31, 2014; 0 and 9,587,764 issued and outstanding as of September 30, 2015 and December 31, 2014	—	34,098
Convertible preferred stock, no par value—0 and 94,586,346 shares authorized as of September 30, 2015 and December 31, 2014; 0 and 23,385,029 issued and outstanding as of September 30, 2015 and December 31, 2014	—	48,783
Stockholders’ equity (deficit):	—	—
Preferred stock, $0.001 par value—20,000,000 and 0 shares authorized as of September 30, 2015 and December 31, 2014; no shares issued and outstanding as of September 30, 2015 and December 31, 2014	—	—
Common stock, $0.001 par value—400,000,000 and 140,000,000 shares authorized as of September 30, 2015 and December 31, 2014; 43,931,094 and 2,074,030 shares issued and outstanding as of September 30, 2015 and December 31, 2014	44	—
Additional paid-in capital	171,858	29,204
Accumulated deficit	(128,069)	(113,970)
Total stockholders’ equity (deficit)	43,833	(84,766)
Total liabilities, redeemable and convertible preferred stock and stockholders’ equity (deficit)	$79,973	$24,889

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Product	$123	$67	$383	$266
License	214	91	773	462
Contract research and government grants	1,486	1,344	2,912	3,456
Total revenues	1,823	1,502	4,068	4,184
Operating expenses:
Cost of product revenues	61	1,795	223	1,932
Research and development	3,179	3,684	7,097	7,942
Selling, general and administrative	2,818	1,966	8,241	7,833
Total operating expenses	6,058	7,445	15,561	17,707
Loss from operations	(4,235)	(5,943)	(11,493)	(13,523)
Interest expense	(766)	(265)	(2,008)	(1,048)
Other income (expense), net	285	(813)	(376)	(613)
Net loss before income taxes and equity in loss of unconsolidated entity	(4,716)	(7,021)	(13,877)	(15,184)
Income tax benefit (provision)	97	(43)	(222)	(235)
Equity in loss of unconsolidated entity	—	—	—	(932)
Net loss and comprehensive loss	(4,619)	(7,064)	(14,099)	(16,351)
Accretion of redeemable convertible preferred stock to redemption value	—	(1,570)	(2,574)	(2,088)
Deemed dividends to warrant holder	—	—	(197)	—
Net loss attributable to common stockholders	$(4,619)	$(8,634)	$(16,870)	$(18,439)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(4.19)	$(0.72)	$(8.96)
Weighted-average number of shares used in per share calculations:
Basic and diluted	43,647,180	2,061,805	23,318,262	2,058,327

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,099)	$(16,351)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	210	272
Gain on disposal of equipment	—	3
Equity in loss of unconsolidated entity	—	932
Loss related to amendment of Bioceres funding agreement	—	1,450
Stock-based compensation	1,205	595
Common stock warrants issued for services	—	93
Change in fair value of derivative liabilities related to convertible promissory notes	845	621
Gain on expiration of warrant and derivative liability related to notes payable upon IPO	(437)	—
Accretion of debt discount	589	342
Changes in operating assets and liabilities:
Accounts receivable	357	591
Amounts due from related parties	—	100
Unbilled revenue	(51)	(821)
Inventories	(157)	550
Prepaid expenses and other current assets	(375)	39
Other noncurrent assets	(43)	—
Accounts payable and accrued expenses	1,676	60
Amounts due to related parties	(41)	(151)
Unearned revenue	(842)	(454)
Net cash used in operating activities	(11,163)	(12,129)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cost method investment	—	(1,450)
Proceeds from sale of property and equipment	—	7
Purchases of property and equipment	(80)	(40)
Purchases of short-term investments	(11,290)	—
Net cash used in investing activities	(11,370)	(1,483)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon IPO	68,226	—
Payments of IPO issuance costs	(8,054)	(9)
Proceeds from issuance of notes payable	20,000	—
Payments of debt issuance costs	(290)	—
Proceeds from exercise of stock options	168	6
Proceeds from issuance of redeemable convertible preferred stock and common stock warrants, net of issuance costs	—	32,845
Payments on notes payable to related party	(8,000)	—
Payments on notes payable and convertible promissory notes	(3,122)	(836)
Capital lease payments	—	(59)
Net cash provided by financing activities	68,928	31,947
Net increase in cash and cash equivalents	46,395	18,335
Cash and cash equivalents — beginning of period	16,571	2,835
Cash and cash equivalents — end of period	$62,966	$21,170
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$1,411	$571
Cash paid for income taxes	$149	$83
NONCASH INVESTING AND FINANCING ACTIVITIES:
Accretion of redeemable convertible preferred stock	$2,574	$2,088
Purchases of property and equipment included in accounts payable and accrued expenses	$1	$—
Deferred offering costs included in accounts payable and accrued expenses	$155	$214
Reclassification of deferred IPO costs to equity	$5,026	$—
Deemed dividend to common stock warrant holder	$197	$—
Issuance of warrants and derivatives	$437	$—
Stock option exercise cost included in accounts receivable	$19	$—
Conversion of preferred stock to common stock upon IPO	$85,455	$—

# # #